UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2025

USIO, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3611 Paesanos Parkway, Suite 300, San Antonio, TX	78231
(Address of principal executive offices)	(Zip Code)

(210) 249-4100
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	USIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On June 1, 2025, Usio, Inc. (the “Company”) was notified that the partners of Pannell Kerr Forster of Texas, P.C. ("PKF Texas") became partners of WithumSmith+Brown PC (“Withum”); as such, PKF Texas will no longer be the independent registered public accounting firm for the Company.

The audit report of PKF Texas on the consolidated financial statements of the Company as of and for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2024 and through the date of this Current Report, there were: (i) no disagreements between the Company and PKF Texas on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PKF Texas, would have caused PKF Texas to make reference to the subject matter of the disagreement in their reports on the Company's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S‐K.

The Company has provided PKF Texas a copy of the disclosures in this Form 8‐K and has requested that PKF Texas furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PKF Texas agrees with the Company's statements in this Item 4.01(a). A copy of the letter dated June 4, 2025, furnished by PKF Texas in response to that request is filed as Exhibit 16.1 to this Form 8‐K.

(b) On June 1, 2025, WithumSmith+Brown PC was appointed as the Company’s new independent registered public accounting firm. The decision to engage Withum was approved by the audit committee of the board of directors. During the Company’s two most recent fiscal years ended December 31, 2024 and 2023 and through June 5, 2025, the Company did not consult with Withum on (a) the application of accounting principles to a specified transaction, either completed or proposed; (b) the type of audit opinion that may be rendered on the Company’s financial statements, and Withum did not provide either a written report or oral advice to the Company that Withum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (c) any matter that was either the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S‐K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S‐K.

Item 9.01	Financial Statements and Exhibits.

16.1	Letter Regarding Change in Certifying Accountant (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025	USIO, INC. By: /s/ Louis A. Hoch Name: Louis A. Hoch Title: Chief Executive Officer and President